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                                                                     EXHIBIT 24

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Peter H. Kelley, Ronald J. Endres, Dennis K. Morgan and David J. Kvapil, acting individually or together, as such person's true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and revocation, for any such person and in such person's name, place and stead, in any and all capacities, to sign the Southern Union Registration Statement on Form S-4 for the merger of Fall River Gas Company with and into Southern Union Company and to file the same, together with all exhibits thereto, other documents in connection therewith, including amendments thereto, with the Securities and Exchange Commission and New York Stock Exchange.

Dated:  May 31, 2000

     JOHN E. BRENNAN                  GEORGE L. LINDEMANN
     --------------------------       ----------------------------------
     John E. Brennan                  George L. Lindemann

     FRANK W. DENIUS                  ROGER J. PEARSON
     --------------------------       ----------------------------------
     Frank W. Denius                  Roger J. Pearson

     AARON I. FLEISCHMAN              GEORGE ROUNTREE, III
     --------------------------       ----------------------------------
     Aaron I. Fleischman              George Rountree, III

     PETER H. KELLEY                  DAN K. WASSONG
     --------------------------       ----------------------------------
     Peter H. Kelley                  Dan K. Wassong

     ADAM M. LINDEMANN                KURT A. GITTER, M.D.
     --------------------------       ----------------------------------
     Adam M. Lindemann                Kurt A. Gitter

     THOMAS F. KARAM                  RONALD W. SIMMS
     --------------------------       ----------------------------------
     Thomas F. Karam                  Ronald W. Simms